EXHIBIT 31.4

CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sue E. Gove, certify that:

1.	I have reviewed this annual report on Form 10-K/A, Amendment No. 1, of Golfsmith International Holdings, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted]; and

5.	[Intentionally omitted];

Date: April 26, 2012	/s/ Sue E. Gove
By: Sue E. Gove
President, Chief Operating Officer and Chief Financial Officer